Exhibit 23.1
                              ------------

                    WIESENECK, ANDRES & COMPANY, P.A.
                       Certified Public Accountants
                       772 U.S. HIGHWAY 1, SUITE 100
                      NORTH PALM BEACH, FLORIDA  33408
                            (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                       FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
             --------------------------------------------------

	We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2001, on our audits of the financial statements of Phoenix International Industries, Inc. dated August 10, 2001 for the year ending May 31, 2000, which appears on page F-2 of the Annual Report on Form 10-KSB for the year ended May 31, 2001

/s/ Wieseneck, Andres & Company, PA, CPA.


Wieseneck, Andres & Company, PA, CPA.
772 U.S. Highway 1, Suite 100
North Palm Beach, Florida  33408